Cova Financial Services Life Insurance Company
                                700 Market Street
                            St. Louis, Missouri 63101







PURCHASE PAYMENT CREDIT RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision of the


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Contract, the provisions of this Rider will control.

Each Purchase Payment you make prior to the Contract Anniversary at which you have reached your 81st birthday will be credited with the Purchase Payment Credit. The amount of the Purchase Payment Credit is set forth on the Contract Schedule.

Each Purchase Payment Credit will be allocated to the Contract in the same proportion that the applicable Purchase Payment is allocated.

All Purchase Payment Credits shall be treated as earnings under the Contract.

If Joint Owners are named, the age of the oldest Owner will apply under this Rider. If a non-natural person owns the Contract, then the Annuitant's age will apply under this Rider.

Misstatement of Age or Sex -- The "Misstatement of Age or Sex" provision in the Contract is modified to provide that we may also require proof of age of any Owner.

Cova Financial Services Life Insurance Company has caused this Rider to be signed by its President and Secretary.


Form 7020 (11/00)




                 Cova Financial Services Life Insurance Company
                                700 Market Street
                            St. Louis, Missouri 63101







PURCHASE PAYMENT CREDIT RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control.

Each Purchase Payment you make prior to the Contract Anniversary at which you have reached your 81st birthday will be credited with the Purchase Payment Credit. The amount of the Purchase Payment Credit is set forth on the Contract Schedule.

If you exercise the "Free Look" provision of the Contract, we will return your Account Value less the Adjusted Purchase Payment Credit. The Adjusted Purchase


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Payment Credit is equal to the lesser of:

(a) the portion of the Account Value that is attributable to any Purchase Payment Credit, or

(b)  the total of Purchase Payment Credit(s).

This means that you receive any investment gain on the Purchase Payment Credit(s) and we bear any loss.

Each Purchase Payment Credit will be allocated to the Contract in the same proportion that the applicable Purchase Payment is allocated.

All Purchase Payment Credits shall be treated as earnings under the Contract.

If Joint Owners are named, the age of the oldest Owner will apply under this Rider. If a non-natural person owns the Contract, then the Annuitant's age will apply under this Rider.

Misstatement of Age or Sex -- The "Misstatement of Age or Sex" provision in the Contract is modified to provide that we may also require proof of age of any Owner.

Cova Financial Services Life Insurance Company has caused this Rider to be signed by its President and Secretary.



Form 7030 (11/00)